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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-39912 and 33-58809 of Megatest Corporation on Form S-8 of our report dated September 21, 1993, appearing on page 20 of this Annual Report on Form 10-K of Megatest Corporation for the year ended August 31, 1995.

DELOITTE & TOUCHE LLP


San Jose, California
October 23, 1995